Filed pursuant to Rule 424(b)(5)

Registration File No. 333-270671

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 5, 2023)

                     Shares

Common Stock

We are offering           shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VXRT.” On June 6, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.24 per share.

The underwriter has agreed to purchase our common stock at a price of $          per share, which will result in approximately $           of proceeds to us before expenses, and assuming no exercise by the underwriter of the option described below. The underwriter may offer such shares of common stock from time to time for sale in one or more transactions on The Nasdaq Capital Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. See “Underwriting.”

We have agreed to reimburse the underwriter for certain offering-related expenses. See “Underwriting” for details and information regarding the compensation to be paid to the underwriter.

Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.

The underwriter may also exercise its option to purchase up to an additional           shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about           , 2023.

Cantor

__________, 2023

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations, and prospects may have changed since the earlier dates.

We have not, and the underwriter has not, authorized anyone to provide you with any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or in any free writing prospectus we have prepared. We and the underwriter take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement titled “Where You Can Find Additional Information.”

We and the underwriter are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Vaxart,” “we,” “our,” “us,” and the “Company” in this prospectus supplement, we mean Vaxart, Inc., and our consolidated subsidiaries unless otherwise specified. When we refer to “Cantor” in this prospectus supplement, we mean Cantor Fitzgerald & Co. When we refer to “you,” we mean prospective investors in the Company.

Vaxart® and the Vaxart logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations, and financial performance and condition, as well as our plans, objectives, and expectations for our business, operations, and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to develop and commercialize our product candidates;

●	estimates of selected financial results for future time periods;

●	our ability to obtain, maintain and enforce necessary patent and other intellectual property protection;

●	potential partnership opportunities;

●	expectations regarding the future contributions of our management team;

●	the ability of our management team to build out the Company drive sustainable growth and value creation;

●	our ability to manufacture vaccine tablets;

●	expectations regarding clinical results and trial data;

●	expectations regarding the effectiveness, safety, or convenience of our norovirus vaccine candidate;

●	expectations regarding the effectiveness, safety, or convenience of any other vaccine candidate;

●	the use of proceeds from this offering; and

●	our expectations with respect to the important advantages we believe our oral vaccine platform can offer over injectable alternatives.

These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the base prospectus, or the documents incorporated by reference. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof and as of the dates indicated in these statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Given these risks and uncertainties, you are cautioned not to rely on such forward-looking statements as predictions of future events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section titled “Where You Can Find Additional Information” of this prospectus supplement.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement, accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-5 and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Our Company

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including norovirus (a widespread cause of acute gastro-intestinal enteritis), SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), and seasonal influenza. Several Phase 1 human studies with our norovirus vaccine candidates have been successfully completed. A Phase 2 challenge study evaluating safety and clinical efficacy of our GI.1 norovirus vaccine candidate is currently ongoing. A Phase 2 dose-ranging study evaluating the safety and immunogenicity of our bivalent GI.1 and GII.4 norovirus vaccine candidate is currently ongoing. We have completed a Phase 1 clinical trial for our first COVID-19 vaccine candidate and reported that the study met its primary and secondary endpoints. The first part of a Phase 2 study with our second COVID-19 vaccine candidate that commenced in late 2021 has been completed. We have also initiated preclinical work on novel COVID-19 vaccine constructs that seek to create a potent pan-betacoronavirus vaccine candidate that would respond to SARS-CoV-2 and also other betacoronaviruses (such as SARS-CoV-1 and MERS-CoV). Data suggesting that our monovalent H1 influenza vaccine candidate protected participants against H1 influenza infection as well as a leading marketed injectable vaccine in a Phase 2 challenge study was published in 2020 (Lancet ID). In addition, we have generated preclinical data for a prophylactic vaccine candidate targeting respiratory syncytial virus (“RSV”) (a common cause of respiratory tract infection) and of our first therapeutic vaccine candidate targeting cervical cancer and dysplasia caused by human papillomavirus (“HPV”).

We believe our oral tablet vaccine candidates offer several important advantages:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as norovirus, COVID-19, influenza, and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention (the “CDC”), in the 2021/2022 seasonal influenza season, only approximately 51% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.

Recent Developments

On June 6, 2023, we announced that the last subject has completed dosing in the Phase 2 clinical trial of our oral pill bivalent norovirus vaccine candidate. In addition, all patients have been challenged in our challenge study of our G.1.1 monovalent vaccine candidate. No vaccine related serious adverse events have been reported to date in either trial, consistent with the safety data observed in all norovirus trials.

We continue to expect to report topline data from the ongoing Phase 2 dose-ranging study (NCT05626803) of our bivalent norovirus vaccine candidate in mid-2023. The primary endpoints are safety and immunogenicity, with the objective of determining dose levels for Phase 3 development.

We also expect to report topline data from the ongoing Phase 2 challenge study (NCT05212168) of our monovalent norovirus vaccine candidate during the third quarter of 2023. All subjects have now been challenged in that study.

Corporate History and Reorganization

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Our common stock subsequently began trading on The Nasdaq Capital Market under the symbol “VXRT.”

Our corporate headquarters and laboratory are located at 170 Harbor Way, Suite 300, South San Francisco, California 94080, and our telephone number is (650) 550-3500. We maintain a website at https://www.vaxart.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying base prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common stock offered by us	shares.

Common stock to be outstanding after this offering	shares (or shares if the underwriter’s option to purchase additional shares is exercised in full).

Option to purchase additional shares

We have granted the underwriter an option to purchase up to          additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We currently intend to use the net proceeds from this offering to support the clinical and preclinical development of our product candidates, to conduct clinical trials, to manufacture our products, and for general corporate and working capital purposes. See the section titled “Use of Proceeds.”

Risk factors

An investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors,” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

The Nasdaq Capital Market symbol	“VXRT”

The number of shares of common stock to be outstanding after this offering is based on 135,597,316 shares of common stock outstanding as of March 31, 2023, and excludes:

●	19,305,219 shares issuable upon the exercise of outstanding stock options at March 31, 2023, with a weighted-average exercise price of $3.09 per share;

●

3,708,708 shares issuable upon the vesting of outstanding restricted stock units (“RSUs”) at March 31, 2023. During the period from April 1, 2023 to May 31, 2023, 44,462 outstanding RSU shares vested and were issued, with 17,606 shares withheld to cover tax obligations;

●	4,540,768 shares reserved for future issuance under our 2019 Equity Incentive Plan as of March 31, 2023;

●	227,434 shares issuable upon the exercise of outstanding warrants at March 31, 2023, with a weighted-average exercise price of $3.40 per share;

●	1,800,000 shares reserved for future issuance under our 2022 Employee Stock Purchase Plan (“ESPP”) at March 31, 2023. As of May 31, 2023, 301,061 shares were purchased pursuant to the ESPP;

●

82,000 shares issuable upon the exercise of outstanding stock options granted on May 8, 2023, with a per share exercise price equal to the closing per-share price of the Company’s common stock as listed on The Nasdaq Capital Market on May 8, 2023;

●	43,500 shares issuable upon the vesting of outstanding restricted stock units granted on May 8, 2023;

●	1,027,514 shares issuable upon the exercise of outstanding stock options have been cancelled or forfeited during the period of April 1, 2023 to June 2, 2023; and

●	56,691 shares issuable upon the vesting of outstanding restricted stock units have been cancelled or forfeited during the period of April 1, 2023 to June 2, 2023.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, assumes no further exercise of outstanding options or warrants and no exercise by the underwriter of its option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference in this prospectus supplement and the base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the risks described therein or below actually occur, our business, operating results, prospects, or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

Based on the indicative offering price and the net tangible book value per share as of March 31, 2023, because the indicative offering price per share in this offering is substantially higher than the historical net tangible book value per share, you will suffer immediate and substantial dilution in the net tangible book value per share you may purchase in this offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply the proceeds from this offering effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our common stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development of our vaccine candidates and our business and therefore do not anticipate paying cash dividends for the foreseeable future. Any return to stockholders would therefore be limited to the appreciation, if any, of their stock.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $     million (or $     million if the underwriter’s option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering to support the clinical and preclinical development of our product candidates, to conduct clinical trials, to manufacture our products, and for general corporate and working capital purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid dividends on shares of our common stock. We intend to retain future earnings, if any, to support the development of our vaccine candidates and our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results, and current and anticipated cash needs.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2023, was approximately $80.4 million, or $0.59 per share based on 135,597,316 shares of common stock outstanding as of March 31, 2023. Net tangible book value is total tangible assets less total liabilities, divided by the total number of outstanding shares of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $     in this offering at the indicative offering price of $     , and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023, would have been approximately $     million, or $    per share.

This would represent an immediate increase in adjusted net tangible book value of $     per share to existing stockholders and immediate dilution in net tangible book value of $    per share to investors purchasing common stock in this offering.

The following table illustrates this dilution per share to investors participating in this offering:

Indicative price per share		$
Net tangible book value per share as of March 31, 2023	$0.59
Increase in as adjusted net tangible book value per share attributable to existing investors
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors in this offering		$

If the underwriter exercises in full its option to purchase    additional shares of common stock, the as adjusted net tangible book value after this offering would be $     per share, representing an increase in net tangible book value of $     per share to existing stockholders and immediate dilution of $   per share to new investors purchasing our common stock in this offering at the public offering price.]

The above discussion and table are based on 135,597,316 shares of common stock outstanding as of March 31, 2023, and exclude:

●	19,305,219 shares issuable upon the exercise of outstanding stock options at March 31, 2023, with a weighted-average exercise price of $3.09 per share;

●

3,708,708 shares issuable upon the vesting of outstanding RSUs at March 31, 2023. During the period from April 1, 2023 to May 31, 2023, 44,462 outstanding RSU shares vested and were issued, with 17,606 shares withheld to cover tax obligations;

●	4,540,768 shares reserved for future issuance under our 2019 Equity Incentive Plan as of March 31, 2023;

●	227,434 shares issuable upon the exercise of outstanding warrants at March 31, 2023, with a weighted-average exercise price of $3.40 per share;

●	1,800,000 shares reserved for future issuance under our ESPP at March 31, 2023. As of May 31, 2023, 301,061 shares were purchased pursuant to the ESPP;

●

82,000 shares issuable upon the exercise of outstanding stock options granted on May 8, 2023, with a per share exercise price equal to the closing per-share price of the Company’s common stock as listed on The Nasdaq Capital Market on May 8, 2023;

●	43,500 shares issuable upon the vesting of outstanding restricted stock units granted on May 8, 2023;

●	1,027,514 shares issuable upon the exercise of outstanding stock options have been cancelled or forfeited during the period of April 1, 2023 to June 2, 2023; and

●	56,691 shares issuable upon the vesting of outstanding restricted stock units have been cancelled or forfeited during the period of April 1, 2023 to June 2, 2023.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, assumes no further exercise of outstanding options or warrants and no exercise by the underwriter of its option to purchase additional shares of our common stock.

To the extent that outstanding options are exercised or outstanding restricted stock units are settled, you may experience further dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if at that time we believe we have sufficient funds for our current or future operating plans.

To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as the underwriter for this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase shares of common stock from us.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of                  shares of common stock from us at the price set forth on the cover page of this prospectus supplement.

Commission and Expenses

The underwriter is purchasing the shares of common stock from us at $          per share (representing approximately $                  of proceeds to us, before offering expenses). The underwriter may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The difference between the price, at which the underwriter. purchases shares from us and the price at which the underwriter resells such shares may be deemed underwriting compensation. If the underwriter effects such transactions by selling shares of common stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principal.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $           . We have also agreed to reimburse the underwriter for up to $75,000 for certain expenses incurred by it in connection with the offering.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “VXRT.”

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 45 days after the date of the underwriting agreement:

●

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

●

enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or

●	publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriter.

In addition, we and each such person agrees that, without the prior written consent of the underwriter, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions in the immediately preceding paragraph do not apply in certain circumstances, including the below, each of which may be subject to certain limitations:

●	shares of common stock acquired in open market transactions following this offering,

●

transfers of shares of common stock by a natural person (i) as a bona fide gift to any member of their immediate family, (ii) by will or intestate upon such persons death, or (iii) as a bona fide gift to a charity or educational institution,

●

transfers of shares of common stock, not for value, by a corporation, partnership, limited liability company or other business entity to any shareholder, partner or member of, or owner of a similar equity interest in such transferor,

●

transfers of shares of common stock, not for value, by a corporation, partnership, limited liability company or other business entity (i) in connection with the sale or bona fide transfer in a single transaction of all or substantially all of the transferor’s capital stock, assets, partnership interests, membership interests or other similar equity interests or (ii) to an affiliated transferee, provided that the transfer is not for value, and

●	establishment of a 10b5-1 trading plan.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 45-day period release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

The underwriter may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Passive Market Making

The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter, selling group members (if any) or their affiliates. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses. For example, Cantor is our sales agent under our Sales Agreement, pursuant to which we may offer and sell, from time to time, up to an additional $80,444,077 of shares of common stock through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

In addition, in the ordinary course of its business, the underwriter and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105. Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or NI 45-106, or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth), or the Corporations Act, of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a Member State), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter has authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation, or Qualified Investors. This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the C(WUMP)O, or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended), or the “FIEA, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

 to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended), or the FSMA,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter has authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Thompson Hine LLP, New York, New York. Latham & Watkins LLP, San Diego, California, is representing the underwriter in connection with this offering.

EXPERTS

The 2022 and 2021 audited annual consolidated financial statements of Vaxart, Inc. as of and for each of the years in the two-year period ended December 31, 2022, incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus supplement. This prospectus supplement does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.vaxart.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023;

●	our Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2023;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2023 and May 25, 2023;

●	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 28, 2023; and

●

the description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 170 Harbor Way, Suite 300, South San Francisco, CA 94080, or by telephoning us at (650) 550-3500.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contains specific information about the offering, including the amounts, prices, and terms of the securities. The supplements may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and all applicable prospectus supplements, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The Nasdaq Capital Market under the trading symbol “VXRT.” On March 16, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.79. As of March 16, 2023, there were 135,561,649 shares of our common stock outstanding.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus relates to a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may offer shares of our common stock, preferred stock, various series of debt securities, warrants to purchase common stock or preferred stock, purchase contracts, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time, with a total value of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, all applicable prospectus supplements, and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find Additional Information.”

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described in the “Where You Can Find Additional Information” section of this prospectus, before buying any of the securities being offered. References in this prospectus to “Vaxart,” the “Company,” “we,” “us,” and “our” refer to Vaxart, Inc. and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and accompanying base prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, the base prospectus, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including norovirus (a widespread cause of acute gastro-intestinal enteritis), SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), and seasonal influenza. Several Phase 1 human studies with our norovirus vaccine candidates have been successfully completed. A Phase 2 challenge study evaluating safety and clinical efficacy of our GI.1 norovirus vaccine candidate is currently ongoing. A Phase 2 dose-ranging study evaluating the safety and immunogenicity of our bivalent GI.1 and GII.4 norovirus vaccine candidate is currently ongoing. We have completed a Phase 1 clinical trial for our first COVID-19 vaccine candidate and reported that the study met its primary and secondary endpoints. The first part of a Phase 2 study with our second COVID-19 vaccine candidate that commenced in late 2021 has been completed. We have also initiated preclinical work on novel COVID-19 vaccine constructs that seek to create a potent pan-betacoronavirus vaccine candidate that would respond to SARS-CoV-2 and also other betacoronaviruses (such as SARS-CoV-1 and MERS-CoV). Data indicating that our monovalent H1 influenza vaccine candidate protected participants against H1 influenza infection as well as a leading marketed injectable vaccine in a Phase 2 challenge study was published in 2020 (Lancet ID). In addition, we have generated preclinical data for a prophylactic vaccine candidate targeting respiratory syncytial virus (“RSV”) (a common cause of respiratory tract infection) and of our first therapeutic vaccine candidate targeting cervical cancer and dysplasia caused by human papillomavirus (“HPV”).

We believe our oral tablet vaccine candidates offer several important advantages:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as norovirus, COVID-19, influenza, and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention (the “CDC”), in the 2021/2022 seasonal influenza season, only approximately 51% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.

Corporate History and Reorganization

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Our common stock subsequently began trading on The Nasdaq Capital Market under the symbol “VXRT.”

Our corporate headquarters and laboratory are located at 170 Harbor Way, Suite 300, South San Francisco, California 94080, and our telephone number is (650) 550-3500. We maintain a website at https://www.vaxart.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the accompanying prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities, warrants to purchase common stock or preferred stock, purchase contracts, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update, or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters, or dealers. We, and our agents, underwriters, or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts, and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to develop and commercialize our product candidates and clinical results and trial data;

●	estimates of selected financial results for future time periods;

●	our ability to obtain, maintain and enforce necessary patent and other intellectual property protection;

●	potential partnership opportunities;

●	expectations regarding the future contributions of our management team;

●	the ability of our management team to build out the Company drive sustainable growth and value creation;

●	our ability to manufacture vaccine tablets;

●	expectations regarding clinical results and trial data;

●	expectations regarding the effectiveness, safety, or convenience of our norovirus vaccine candidate;

●	expectations regarding the effectiveness, safety, or convenience of any other vaccine candidate;

●	the use of proceeds from this offering; and

●	our expectations with respect to the important advantages we believe our oral vaccine platform can offer over injectable alternatives.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus titled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and to our restated certificate of incorporation, as amended from time to time (the “Charter”), our amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws, and the DGCL.

General

We are authorized to issue 250,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, there were 135,561,649 shares of our common stock outstanding.

The following is a summary of the material provisions of the common stock provided for in our Charter and Bylaws.

Voting

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. However, directors are elected by a plurality of the votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid cash dividends and have no present intention to pay cash dividends.

Liquidation

In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we have designated or issued, or may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VXRT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF PREFERRED STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus titled “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws” and to our Charter, our Bylaws, and the applicable provisions of the DGCL. This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws, and the DGCL. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

General

We are authorized, without action by the stockholders, to designate and issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring, or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Provisions.”

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus. To the extent required, this description will include:

●	the maximum number of shares;

●	the designation of the shares;

●

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●

the price and the terms and conditions for redemption, if any, including redemption at the option of the Company or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights, if any; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms described below.

As of the date of this prospectus, we have no debt securities issued and outstanding.

We may sell from time to time, in one or more offerings under this prospectus, secured or unsecured debt securities, which may be senior or subordinated. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock or preferred stock.

We will issue any debt securities under an indenture, which we will enter into with the trustee named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount out-standing;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which the conditions upon which, and the price at which, we may, at our option, re-deem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

●	events of default;

●	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	descriptions of the debenture trustee and paying agent, and the method of payments; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future warrants we may offer, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of common stock or preferred stock, in one or more series. We may issue warrants independently or together with common stock, preferred stock, or debt securities, and the warrants may be attached to or separate from our common stock, preferred stock, or debt securities.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each share of common stock or preferred stock, or with the principal amount of any debt security;

●	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

●	the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the various factors considered in determining the exercise or conversion price of the warrants;

●	the manner in which the warrant agreements and warrants may be modified; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights:

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future purchase contracts we may offer, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below.

We may issue purchase contracts for the purchase or sale of:

●	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

●	or any combination of the above as specified in the applicable prospectus supplement;

●	currencies; or

●	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies, or commodities and any acceleration, cancellation, or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre- paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre- paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future units we may offer, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find Additional Information.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Provisions of Our Charter Documents and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Charter and Bylaws

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change-in-control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and/or Bylaws:

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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

●	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders or by action taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice; and

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provide that special meetings of our stockholders may be called only by the chairman of the board of directors, the President or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies).

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provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of such provision. Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also acknowledge that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and that there is uncertainty as to whether a court would enforce an exclusive forum provision for actions arising under the Securities Act.

Limitation of Liability and Indemnification

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our Charter and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. However, Delaware law prohibits our certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or to our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

We have entered into agreements to indemnify each of our directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in the director’s or officer’s capacity as such. We have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

The foregoing discussion of our Charter, Bylaws, indemnification agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such Charter, Bylaws, indemnification agreements, or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the securities to be registered in the investor’s and cannot obtain non-global certificates for the investor’s interest in the securities, except in the special situations we describe below.

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An investor will be an indirect holder and must look to such investor’s own bank or broker for payments on the securities and protection of such investor’s legal rights relating to the securities, as we describe above.

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge such investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

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The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may distribute the securities:

●	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

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“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers, or agents;

●	the amounts of securities underwritten or purchased by each of them;

●	the purchase price of securities and the proceeds we will receive from the sale;

●	any option under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the public offering price of the securities;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers, and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The 2022 and 2021 audited annual consolidated financial statements of Vaxart, Inc. as of and for each of the years in the two-year period ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement, have been incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus relates to a shelf registration statement that we have filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.vaxart.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023;

●	our Quarterly Report on Form 10-Q, filed with the SEC on May 4, 2023;

●	our Current Report on Form 8-K filed with the SEC on March 31, 2023;

●	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on April 28, 2023; and

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The description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by our Current Report on Form 8-K (File No. 000-04829) filed with the SEC on August 15, 2003.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering, and including all such documents we may file or have filed with the SEC after the date of the initial registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 170 Harbor Way, Suite 300, South San Francisco, California, 94080 or by telephoning us at (650) 550-3500.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Cantor

__________, 2023